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                         CONSENT OF INDEPENDENT AUDITORS

      We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-41279) pertaining to the Eateries, Inc. Omnibus Equity Compensation Plan of our report dated March 26, 1997, except for the last paragraph of Note 5, as to which the date is April 9, 1997, with respect to the consolidated financial statements of Eateries, Inc. included in the Annual Report (Form 10-K) for the year ended December 28, 1997.


                                        ERNST & YOUNG LLP



Oklahoma City, Oklahoma
April 10, 1998